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                                  EXHIBIT 10.4

                                OPTION AGREEMENT

      KRYSTAR INTERNATIONAL LTD. AND ENVIRO INDUSTRIAL TECHNOLOGIES, INC.

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                                OPTION AGREEMENT


Dated May 8th, 2000

BETWEEN:

Krystar International Ltd. whose principal address is Management International Bldg. East Bay Street Nassau, Bahamas (hereinafter referred to as Krystar)

AND

Enviro Industrial Technologies Inc. whose principal address is 119 West 23rd Street, New York, NY 10011


WHEREAS;

Krystar is the sole owner of claims located in Butler Township in North Eastern Ontario more particularly described as the vermiculite claims. Krystar agrees to option the attached claims in Appendix "A" to Enviro under the following terms and conditions.

     Enviro shall have 3 months free option from May 10th to July 10th, 2000 (extended to September 15, 2000) to carry out at their own due diligence which will consist of a diamond drilling geological reports, financing, marketing as a consideration for the 3 months option. Enviro agrees to include expenditures of $61,500 Canadian plus all applicable government taxes. Upon completion of the expenditures and completed there due diligence Enviro has the rights to convert this option agreement into a full purchase of all land claims in the attached schedule under the following terms.

1.   A cash settlement to Krystar in the amount of $200,000 Canadian

2.   The granting of a Royalty to Krystar of 3% of net sales of vermiculite

3. Krystar has the right to market the vermiculite deposits under a marketing agreement (attached schedule "B")

4.   Krystar will retain the rights to the waste rock and tailings

5. An area of influence for a radius of 4 kilometres of the existing claims shall be maintained for the protection of Enviro. Any vermiculite found by either Enviro or Krystar shall be bound by this agreement.


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     Upon completion of the payment of $200,000 Canadian dollars, Krystar shall transfer full title of all claims found in the attached appendix "A".


     Krystar warrants the claims are free of all encumbrances and asbestos free.

     In the event Enviro does not exercise this option agreement by July 15, 2000 and pay the $200,000 Canadian to Krystar then this agreement shall become null and void and Krystar shall retain full ownership with no obligations to Enviro and Enviro shall have no further obligations to Krystar except supplying a copy of all there Geological finding to Krystar.


Signed on this 15th day of September, 2000


Krystar International Ltd.              Enviro Industrial Technologies Inc.


/s/ XXXXXXX                             /s/ XXXXXXX
__________________________              ____________________________________
Mr. Ed BlaXXXXX                         Mr. XXXXXXXXX
Director


/s/ XXXXXXX                             /s/ XXXXXXX
__________________________              ____________________________________
Witness                                 Witness